Daktronics, Inc. names Reece Kurtenbach and Bradley Wiemann Executive Vice Presidents

BROOKINGS, S.D. - June 15, 2012 - Daktronics, Inc. (NASDAQ-DAKT), announced today that its Board of Directors has promoted Reece Kurtenbach and Bradley Wiemann to Executive Vice Presidents.

Reece Kurtenbach is currently responsible for the Live Events and International business units. The Live Events business unit serves customers in professional and minor league sports, in colleges and universities, and in entertainment. The International business unit serves customers worldwide, with its most current activities in Asia Pacific, Europe, the Middle East, and Latin America. Kurtenbach also provides corporate leadership for the company's product development.

Kurtenbach graduated from South Dakota State University in 1987 with a Bachelor's of Science degree in electrical engineering. After graduation, he moved to Colorado and worked as an engineer for Unisys and RoMar before returning to Daktronics in 1991 to work as an Applications Engineer on large display projects and then as manager of the design group that developed Daktronics' first full color LED video display product.

Wiemann is currently responsible for the Commercial and Transportation business units. The Commercial business unit serves sign companies, outdoor billboard companies, and national retail accounts. The Transportation business unit serves city and state departments of transportation (intelligent transportation systems), and airports, airlines, and mass transit customers.

Wiemann graduated from South Dakota State University in 1985 with a Bachelor's of Science degree in electrical engineering. He also received a Master's of Science degree in electrical and computer engineering from the University of Iowa. He worked for Rockwell International Corporation, where he was involved in flight control systems development. In 1993, Wiemann joined Daktronics to initially manage our design group that developed our indoor and outdoor commercial and transportation products.

Both Kurtenbach and Wiemann will continue to lead their current teams as well as evolve to more corporate responsibilities.

About Daktronics
Daktronics has strong leadership positions in, and is the world's largest supplier of, large screen video displays, electronic scoreboards, LED text and graphics displays, and related control systems. The company excels in the control of display systems, including those that require the integration of multiple complex displays showing real-time information, graphics, animation and video. Daktronics designs, manufactures, markets and services display systems for customers around the world in four domestic business units: Live Events, Commercial, Schools and Theatres, and Transportation, and one International business unit. For more information, visit the company's World Wide Web site at: http://www.daktronics.com, e-mail the company at investor@daktronics.com, call (605) 692-0200 or toll-free (800) 843-5843 in the United States or write to the company at 201 Daktronics Dr., PO Box 5128, Brookings, S.D. 57006-5128.

Safe Harbor Statement
Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and is intended to enjoy the protection of that Act. These forward-looking statements reflect the Company's expectations or beliefs concerning future events. The Company cautions that these and similar statements involve risk and uncertainties which could cause actual results to differ materially from our expectations, including, but not limited to, changes in economic and market conditions, management of growth, timing and magnitude of future contracts and orders, fluctuations in margins, the introduction of new products and technology, the impact of adverse weather conditions, increased regulation and other risks noted in the company's SEC filings, including its Annual Report on Form 10-K for its 2012 fiscal year. Forward-looking statements are made in the context of information available as of the date stated. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.
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For more information contact:

James B. Morgan	Aelred J. Kurtenbach
Chief Executive Officer	Chairman of the Board
Tel (605) 692-0213	Tel (605) 692-0212